Exhibit 99.4

TIB BANK
SALARY CONTINUATION AGREEMENT

As Amended and Restated

THIS AGREEMENT is made this 16th day of December, 2008, by and between TIB BANK, a Florida banking corporation located in Key Largo, Florida (the “Company”) and Alma R. Shuckhart (the “Executive”).

WHEREAS, the Company and the Executive have previously entered into the TIB Bank of the Keys Salary Continuation Agreement (hereinafter referred to as the “Agreement”) on March 12, 2003, effective on February 1, 2003, as amended; and

WHEREAS, certain revisions to the Agreement are necessary in order to conform such Agreement to the requirements of Section 409A of the Code and related regulations and notices promulgated thereunder, with such revisions to be effective as of December 31, 2008.

NOW, THEREFORE BE IT RESOLVED, that the Agreement shall be revised, amended and restated in its entirety, effective as of December 31, 2008, as follows:

INTRODUCTION

To encourage the Executive to remain an employee of the Company, the Company is willing to provide salary continuation benefits to the Executive.  The Company will pay the benefits from its general assets.

AGREEMENT

The Executive and the Company agree as follows:

ARTICLE 1
DEFINITIONS

Whenever used in this Agreement, the following words and phrases shall have the meanings specified:

1.1           “Benefit Basis” means the Executive's highest Compensation level in the three years immediately preceding the date of Termination of Employment.

1.2           "Change of Control" means the acquisition by any person, or persons acting as a group within the meaning of Section 13(d) of the Securities Exchange Act of 1934, of fifty-one percent or more of the voting securities of the Company or its parent, TIB Financial Corp., a Florida corporation, (the “Holding Company”) or of any lesser percentage of the voting securities of the Company if the Board of Directors of the Company, the Comptroller of Florida, the FDIC, or the Federal Reserve Bank makes a determination that such acquisition constitutes or will constitute control of the Company.  The term "person" as used herein includes and individual, corporation, bank holding company or any other legal entity.

1.3           “Code” means the Internal Revenue Code of 1986, as amended.

1.4           “Compensation” means the Executive's annual base salary rate.

1.5           “Disability” means (A) the Executive is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months; or (B) the Executive is, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the Company. Medical determination of Disability may be made by either the Social Security Administration or by the provider of disability insurance covering employees or directors of the Company provided that the definition of “disability” applied under such insurance program complies with the requirements of the preceding sentence.  Upon the request of the Plan administrator, the Executive must submit proof to the Plan administrator of the Social Security Administration’s or the provider’s determination. As a condition to receiving any Disability benefits, the Company may require the Executive to submit to such physical or mental evaluations and tests as the Company's Board of Directors deems appropriate.

1.6           “Early Termination” means the Termination of Employment before Normal Retirement Age for reasons other than death, Disability, Termination for Cause or following a Change of Control.

1.7           “Early Termination Date” means the month, day and year in which Early Termination occurs.

1.8           “Effective Date” means the initial effective date of February 1, 2003 with respect to the Agreement and December 31, 2008 with respect to the Plan as amended and restated for the amendment and restatement.

1.9           “Inflated Compensation” means the highest Compensation for the three years immediately preceding Termination of Employment increased by 4.0%, compounded for the number of years from Termination of Employment to the Normal Retirement Date.

1.10          “Normal Retirement Age” means the Executive's 65th birthday.

1.11          “Normal Retirement Date” means the later of the Normal Retirement Age or Termination of Employment.

1.12          “Plan Year” means a twelve-month period commencing on January 1st and ending on December 31st of each year.  The initial Plan Year shall commence on the Effective Date.

1.13          “Specified Employee” means an employee who at the time of Termination of Employment is a key employee of the Company, if any stock of the Holding Company is publicly traded on an established securities market or otherwise.  For purposes of this Agreement, an employee is a key employee if the employee is (i) an officer of the Company having an annual compensation greater than $150,000 (as indexed), (ii) a 5-percent owner of Holding Company, or (iii) a 1-percent owner of the Holding Company having an annual compensation from the Company greater than $150,000 at any time during the twelve (12) month period ending on December 31 (the “identification period”).  If the employee is a key employee during an identification period, the employee is treated as a key employee for purposes of this Agreement during the twelve (12) month period that begins on the first day of April following the close of the identification period.

1.14          “Termination for Cause” See Section 5.1.

1.15          “Termination of Employment” means that the Executive ceases to be employed by the Company for any reason whatsoever other than by reason of a leave of absence, which is approved by the Company. “Termination of Employment” shall have the same meaning as “separation from service”, as that phrase is defined in Section 409A of the Code (taking into account all rules and presumptions provided for in the Section 409A regulations).Whether a separation from service has occurred is determined in accordance with the requirements of Code Section 409A based on whether the facts and circumstances indicate that the Company and Executive reasonably anticipated that no further services would be performed after a certain date or that the level of bona fide services the Executive would perform after such date (whether as an employee or as an independent contractor) would permanently decrease to no more than twenty percent (20%) of the average level of bona fide services performed (whether as an employee or an independent contractor) over the immediately preceding thirty-six (36) month period (or the full period of services to the Company if the Executive has been providing services to the Company less than thirty-six (36) months).

ARTICLE 2
LIFETIME BENEFITS

2.1           Normal Retirement Benefit.  Upon Termination of Employment on or after the Normal Retirement Age for reasons other than death, the Company shall pay to the Executive the benefit described in this Section 2.1 in lieu of any other benefit under this Agreement.

2.1.1        Amount of Benefit.  The annual benefit under this Section 2.1 is an amount equal to forty three percent (43.0%) of the Benefit Basis.

2.1.2        Payment of Benefit.  The Company shall pay the annual benefit to the Executive in 12 equal monthly installments payable on the first day of each month commencing with the month following the Executive's Normal Retirement Date.  The annual benefit shall be paid to the Executive for fifteen (15) years.

2.1.3        Benefit Increases.  Commencing on the first anniversary of the first benefit payment, and continuing on each subsequent anniversary, the Company's Board of Directors, in its sole discretion, may increase the benefit.

2.2           Early Termination Benefit.  Upon Early Termination, the Company shall pay to the Executive the benefit described in this Section 2.2 in lieu of any other benefit under this Agreement.

2.2.1        Amount of Benefit.  The benefit under this Section 2.2 is the Early Termination Annual Benefit set forth in Schedule A for the Plan Year ending immediately prior to the Early Termination Date, determined by vesting the Executive in 100 percent (100%) of the accrual balance set forth in Schedule A.  Annual changes in Compensation shall require the recalculation of Schedule A in accordance with the Schedule A Calculations in Exhibit I.

2.2.2        Payment of Benefit.  The Company shall pay the annual benefit to the Executive in 12 equal monthly installments payable on the first day of each month commencing with the month following the Normal Retirement Age.  The annual benefit shall be paid to the Executive for fifteen (15) years.

2.2.3         Benefit Increases.  Benefit payments may be increased as provided in Section 2.1.3.

2.3           Disability Benefit.  If the Executive terminates employment due to Disability prior to Normal Retirement Age, the Company shall pay to the Executive the benefit described in this Section 2.3 in lieu of any other benefit under this Agreement.

2.3.1        Amount of Benefit.  The benefit under this Section 2.3 is the Disability Annual Benefit set forth in Schedule A for the Plan Year ending immediately prior to the date in which the Termination of Employment occurs, determined by vesting the Executive in 100 percent (100%) of the accrual balance.  Annual changes in Compensation shall require the recalculation of Schedule A in accordance with the Schedule A Calculations in Exhibit I.

2.3.2        Payment of Benefit.  The Company shall pay the annual benefit amount to the Executive in 12 equal monthly installments payable on the first day of each month commencing with the month following the Termination of Employment.  The annual benefit shall be paid to the Executive for (15) years.

2.3.3        Benefit Increases.  Benefit payments may be increased as provided in Section 2.1.3.

2.4           Change of Control Benefit.  Upon Termination of Employment following a Change of Control, the Company shall pay to the Executive the benefit described in this Section 2.4 in lieu of any other benefit under this Agreement.

2.4.1        Amount of Benefit.  The annual benefit under this Section 2.4 is an amount equal to forty three percent (43.0%) of Inflated Compensation.

2.4.2        Payment of Benefit.    The Company shall pay to the Executive in a lump-sum payment payable within 60 days following the date of Termination of Employment an amount equal to the  present value of the benefit calculated at Section 2.4.1.

ARTICLE 3
DEATH BENEFITS

3.1           Death During Active Service.  If the Executive dies while in the active service of the Company, the Company shall pay to the Executive's beneficiary the benefit described in this Section 3.1.  This benefit shall be paid in lieu of the Lifetime Benefits of Article 2.

3.1.1        Amount of Benefit.  The annual benefit under this Section 3.1 is equal to the Disability Annual Benefit described in Section 2.3.1.

3.1.2        Payment of Benefit.  The Company shall pay the annual benefit to the Executive's beneficiary in 12 equal monthly installments payable on the first day of each month commencing with the month following the Executive's death.  The annual benefit shall be paid to the Executive's beneficiary for fifteen (15) years.

3.2           Death During Benefit Period.  If the Executive dies after the benefit payments have commenced under this Agreement but before receiving all such payments, the Company shall pay the remaining benefits to the Executive's beneficiary at the same time and in the same amounts they would have been paid to the Executive had the Executive survived.  Such payments to the Executive’s beneficiary will commence on the first day of the month following the date of the Executive’s death.

3.3           Death After Termination of Employment But Before Benefit Payments Commence.  If the Executive is entitled to benefit payments under this Agreement, but dies prior to the commencement of said benefit payments, the Company shall pay the benefit payments to the Executive's beneficiary that the Executive was entitled to prior to death except that the benefit payments shall commence on the first day of the month following the date of the Executive's death.

ARTICLE 4
BENEFICIARIES

4.1           Beneficiary Designations.  The Executive shall designate a beneficiary by filing a written designation with the Company.  The Executive may revoke or modify the designation at any time by filing a new designation.  However, designations will only be effective if signed by the Executive and accepted by the Company during the Executive's lifetime.  The Executive's beneficiary designation shall be deemed automatically revoked if the beneficiary predeceases the Executive, or if the Executive names a spouse as beneficiary and the marriage is subsequently dissolved.  If the Executive dies without a valid beneficiary designation, all payments shall be made to the Executive's estate.

4.2           Facility of Payment.  If a benefit is payable to a minor, to a person declared incapacitated, or to a person incapable of handling the disposition of his or her property, the Company may pay such benefit to the guardian, legal representative or person having the care or custody of such minor, incapacitated person or incapable person.  The Company may require proof of incapacity, minority or guardianship as it may deem appropriate prior to distribution of the benefit.  Such distribution shall completely discharge the Company from all liability with respect to such benefit.

ARTICLE 5
GENERAL LIMITATIONS

5.1           Termination for Cause.  Notwithstanding any provision of this Agreement to the contrary, the Company shall not pay any benefit under this Agreement if the Company terminates the Executive's employment for:

(a)           Gross negligence or gross neglect of duties;

(b)           Commission of a felony or of a gross misdemeanor involving moral turpitude; or

(c)           Fraud, disloyalty, dishonesty or willful violation of any law or significant Company policy committed in connection with the Executive's employment and resulting in an adverse effect on the Company.

5.2           Suicide or Misstatement.  The Company shall not pay any benefit under this Agreement if the Executive commits suicide within two years after the date of this Agreement, or if the Executive has made any material misstatement of fact on any application for life insurance purchased by the Company.

5.3           Competition after Termination of Employment.  The Company shall not pay any benefit under this Agreement if the Executive, without the prior written consent of the Company, engages in, becomes interested in, directly or indirectly, as a sole proprietor, as a partner in a partnership, or as a substantial shareholder in a corporation, or becomes associated with, in the capacity of employee, director, officer, principal, agent, trustee or in any other capacity whatsoever, any enterprise conducted in the trading area (a 50 mile radius) of the business of the Company, which enterprise is, or may deemed to be, competitive with any business carried on by the Company, for a period of two (2) years following Termination of Employment.

ARTICLE 6
CLAIMS AND REVIEW PROCEDURES

6.1           For all claims for other than disability benefits:

6.1.1        Claims Procedure. Any individual (“Claimant”) who has not received benefits under the Agreement that he or she believes should be paid shall make a claim for such benefits as follows:

6.1.1.1      Initiation - Written Claim. The Claimant initiates a claim by submitting to the Company a written claim for the benefits.

6.1.1.2     Timing of Company Response. The Company shall respond to such Claimant within 90 days after receiving the claim. If the Company determines that special circumstances require additional time for processing the claim, the Company can extend the response period by an additional 90 days by notifying the Claimant in writing, prior to the end of the initial 90-day period, that an additional period is required. The notice of extension must set forth the special circumstances and the date by which the Company expects to render its decision.

6.1.1.3     Notice of Decision. If the Company denies part or all of the claim, the Company shall notify the Claimant in writing of such denial. The Company shall write the notification in a manner calculated to be understood by the Claimant. The notification shall set forth:

(a)           The specific reasons for the denial,

(b)           A reference to the specific provisions of the Agreement on which the denial is based,

(c)           A description of any additional information or material necessary for the Claimant to perfect the claim and an explanation of why it is needed,

(d)          An explanation of the Agreement's review procedures and the time limits applicable to such procedures, and

(e)           A statement of the Claimant's right to bring a civil action under ERISA Section 502(a) following an adverse benefit determination on review.

6.1.2        Review Procedure. If the Company denies part or all of the claim, the Claimant shall have the opportunity for a full and fair review by the Company of the denial, as follows:

6.1.2.1     Initiation - Written Request. To initiate the review, the Claimant, within 60 days after receiving the Company's notice of denial, must file with the Company a written request for review.

6.1.2.2     Additional Submissions - Information Access. The Claimant shall then have the opportunity to submit written comments, documents, records and other information relating to the claim. The Company shall also provide the Claimant, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant (as defined in applicable ERISA regulations) to the Claimant's claim for benefits.

6.1.2.3     Considerations on Review. In considering the review, the Company shall take into account all materials and information the Claimant submits relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.

6.1.2.4     Timing of Company Response. The Company shall respond in writing to such Claimant within 60 days after receiving the request for review. If the Company determines that special circumstances require additional time for processing the claim, the Company can extend the response period by an additional 60 days by notifying the Claimant in writing, prior to the end of the initial 60-day period, that an additional period is required. The notice of extension must set forth the special circumstances and the date by which the Company expects to render its decision.

6.1.2.5     Notice of Decision. The Company shall notify the Claimant in writing of its decision on review. The Company shall write the notification in a manner calculated to be understood by the Claimant. The notification shall set forth:

(a)           The specific reasons for the denial,

(b)           A reference to the specific provisions of the Agreement on which the denial is based,

(c)           A statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant (as defined in applicable ERISA regulations) to the Claimant's claim for benefits, and

(d)           A statement of the Claimant's right to bring a civil action under ERISA Section 502(a).

6.2           For disability claims:

6.2.1        Claims Procedures. Any individual (“Claimant”) who has not received benefits under the Agreement that he or she believes should be paid shall make a claim for such benefits as follows:

6.2.1.1     Initiation - Written Claim. The Claimant initiates a claim by submitting to the Company a written claim for the benefits.

6.2.1.2     Timing of Company Response. The Company shall notify the Claimant in writing of any adverse determination as set out in this Section.

6.2.1.3     Notice of Decision. If the Company denies part or all of the claim, the Company shall notify the Claimant in writing of such denial. The Company shall write the notification in a manner calculated to be understood by the Claimant. The notification shall set forth:

(a)           The specific reasons for the denial,

(b)           A reference to the specific provisions of the Agreement on which the denial is based,

(c)           A description of any additional information or material necessary for the Claimant to perfect the claim and an explanation of why it is needed,

(d)           An explanation of the Agreement's review procedures and the time limits applicable to such procedures,

(e)           A statement of the Claimant's right to bring a civil action under ERISA Section 502(a) following an adverse benefit determination on review,

(f)           [See Section 2560.503-1(g)(v)] Any internal rule, guideline, protocol, or other similar criterion relied upon in making the adverse determination, or a statement that such a rule, guideline, protocol, or other similar criterion was relied upon in making the adverse determination and that the Claimant can request and receive free of charge a copy of such rule, guideline, protocol or other criterion from the Company, and

(g)           If the adverse benefit determination is based on a medical necessity or experimental treatment or similar exclusion or limit, either an explanation of the scientific or clinical judgment for the determination, applying the terms of the Agreement to the Claimant's medical circumstances, or a statement that such explanation will be provided free of charge upon request.

6.2.1.4     Timing of Notice of Denial/Extensions. The Company shall notify the Claimant of denial of benefits in writing not later than 45 days after receipt of the claim by the Agreement. The Company may elect to extend notification by two 30-day periods subject to the following requirements:

(a)           For the first 30-day extension, the Company shall notify the Claimant (1) of the necessity of the extension and the factors beyond the Agreement's control requiring an extension; (2) prior to the end of the initial 45-day period; and (3) of the date by which the Agreement expects to render a decision.

(b)           If the Company determines that a second 30-day extension is necessary based on factors beyond the Agreement's control, the Company shall follow the same procedure in (a) above, with the exception that the notification must be provided to the Claimant before the end of the first 30-day extension period.

(c)           For any extension provided under this section, the Notice of Extension shall specifically explain the standards upon which entitlement to a benefit is based, the unresolved issues that prevent a decision on the claim, and the additional information needed to resolve those issues. The Claimant shall be afforded 45 days within which to provide the specified information.

6.2.2        Review Procedures - Denial of Benefits. If the Company denies part or all of the claim, the Claimant shall have the opportunity for a full and fair review by the Company of the denial, as follows:

6.2.2.1     Initiation of Appeal. Within 180 days following notice of denial of benefits, the Claimant shall initiate an appeal by submitting a written notice of appeal to Company.

6.2.2.2     Submissions on Appeal - Information Access. The Claimant shall be allowed to provide written comments, documents, records, and other information relating to the claim for benefits. The Company shall provide to the Claimant, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant (as defined in applicable ERISA regulations) to the Claimant's claim for benefits.

6.2.2.3     Additional Company Responsibilities on Appeal. On appeal, the Company shall:

(a)           [See Section 2560.503-1(h)(3)(i)-(v)] Take into account all materials and information the Claimant submits relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination;

(b)           Provide for a review that does not afford deference to the initial adverse benefit determination and that is conducted by an appropriate named fiduciary of the Agreement who is neither the individual who made the adverse benefit determination that is the subject of the appeal, nor the subordinate of such individual;

(c)           In deciding an appeal of any adverse benefit determination that is based in whole or in part on a medical judgment, including determinations with regard to whether a particular treatment, drug, or other item is experimental, investigational, or not medically necessary or appropriate, consult with a health care professional who has appropriate training and experience in the field of medicine involved in the medical judgment;

(d)           Identify medical or vocational experts whose advise was obtained on behalf of the Agreement in connection with a Claimant's adverse benefit determination, without regard to whether the advice was relied upon in making the benefit determination; and

(e)           Ensure that the health care professional engaged for purposes of a consultation under subsection (c) above shall be an individual who was neither an individual who was consulted in connection with the adverse benefit determination that is the subject of the appeal, nor the subordinate of any such individual.

6.2.2.4     Timing of Notification of Benefit Denial - Appeal Denial. The Company shall notify the Claimant not later than 45 days after receipt of the Claimant's request for review by the Agreement, unless the Company determines that special circumstances require an extension of time for processing the claim. If the Company determines that an extension is required, written notice of such shall be furnished to the Claimant prior to the termination of the initial 45-day period, and such extension shall not exceed 45 days. The Company shall indicate the special circumstances requiring an extension of time and the date by which the Agreement expects to render the determination on review.

6.2.2.5     Content of Notification of Benefit Denial. The Company shall provide the Claimant with a notice calculated to be understood by the Claimant, which shall contain:

(a)           The specific reason or reasons for the adverse determination;

(b)           Reference to the specific plan provisions on which the benefit determination is based;

(c)           A statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of all documents, records, and other relevant information (as defined in applicable ERISA regulations);

(d)           A statement of the Claimant's right to bring an action under ERISA Section 502(a);

(e)           [See Section 2560.503-1(j)(5)] Any internal rule, guideline, protocol, or other similar criterion relied upon in making the adverse determination, or a statement that such a rule, guideline, protocol, or other similar criterion was relied upon in making the adverse determination and that the Claimant can request and receive free of charge a copy of such rule, guideline, protocol or other criterion from the Company;

(f)           If the adverse benefit determination is based on a medical necessity or experimental treatment or similar exclusion or limit, either an explanation of the scientific or clinical judgment for the determination, applying the terms of the Agreement to the Claimant's medical circumstances, or a statement that such explanation will be provided free of charge upon request; and

(g)           The following statement:  “You and your plan may have other voluntary alternative dispute resolution options such as mediation. One way to find out what may be available is to contact your local U.S. Department of Labor Office and your state insurance regulatory agency.”

ARTICLE 7
AMENDMENTS AND TERMINATION

This Agreement may be amended or terminated only by a written agreement signed by the Company and the Executive.

Upon a termination of the Agreement, the Executive may receive a lump sum payment immediately paid to the Executive (without regard to any actual Termination of Employment) or designated beneficiary, provided, however, any such distributions to be made in accordance with this Article 7 shall comply with the requirements and limitation under Section 409A of the Code, including that such lump-sum distribution shall only be made: (1) within thirty (30) days before, or twelve (12) months after a Change in the Ownership or Effective Control of the Company or the Holding Company, or Change in the Ownership of a Substantial Portion of the Assets of the Company or the Holding Company as described in Section 409A(a)(2)(A)(v) of the Code and Treas. Reg. §1.409A-3(i)(5) (or any similar or successor provisions), provided that all distributions are made no later than twelve (12) months following such termination of the Agreement and further provided that all of the Company’s arrangements which are substantially similar to the Agreement are terminated so the Executive and all participants under similar arrangements shall receive all amounts of deferred compensation under such terminated agreements within twelve (12) months of the termination of the arrangements; (2) Upon the Company’s dissolution or with the approval of a bankruptcy court provided that the amounts deferred under the Agreement are included in the Executive’s gross income in the latest of (i) the calendar year in which the Agreement terminates; (ii) the calendar year in which the amount is no longer subject to a substantial risk of forfeiture; or (iii) the first calendar year in which the distribution is administratively practical; or (3) Upon the Company’s termination of this and all other non-account balance plans (as referenced in Section 409A of the Code or the regulations thereunder), provided that all distributions are made no earlier than twelve (12) months and no later than twenty-four (24) months following such termination, and the Company does not adopt any new non-account balance plans for a minimum of three (3) years following the date of such termination.

ARTICLE 8
MISCELLANEOUS

8.1           Binding Effect.  This Agreement shall bind the Executive and the Company, and their beneficiaries, survivors, executors, successors, administrators and transferees.

8.2           No Guarantee of Employment.  This Agreement is not an employment policy or contract.   It does not give the Executive the right to remain an employee of the Company, nor does it interfere with the Company's right to discharge the Executive.  It also does not require the Executive to remain an employee nor interfere with the Executive's right to terminate employment at any time.

8.3           Non-Transferability.  Benefits under this Agreement cannot be sold, transferred, assigned, pledged, attached or encumbered in any manner.

8.4           Reorganization.  The Company shall not merge or consolidate into or with another company, or reorganize, or sell substantially all of its assets to another company, firm, or person unless such succeeding or continuing company, firm, or person agrees to assume and discharge the obligations of the Company under this Agreement.  Upon the occurrence of such event, the term “Company” as used in this Agreement shall be deemed to refer to the successor or survivor company.

8.5           Tax Withholding.  The Company shall withhold any taxes that are required to be withheld from the benefits provided under this Agreement.

8.6           Applicable Law.  The Agreement and all rights hereunder shall be governed by the laws of the State of Florida, except to the extent preempted by the laws of the United States of America.

8.7           Unfunded Arrangement.  The Executive and beneficiary are general unsecured creditors of the Company for the payment of benefits under this Agreement.  The benefits represent the mere promise by the Company to pay such benefits.  The rights to benefits are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors.  Any insurance on the Executive's life is a general asset of the Company to which the Executive and beneficiary have no preferred or secured claim.

8.8           Entire Agreement.  This Agreement constitutes the entire agreement between the Company and the Executive as to the subject matter hereof.  No rights are granted to the Executive by virtue of this Agreement other than those specifically set forth herein.

8.9           Administration.  The Company shall have powers which are necessary to administer this Agreement, including but not limited to:

(a)           Interpreting the provisions of the Agreement;

(b)           Establishing and revising the method of accounting for the Agreement;

(c)           Maintaining a record of benefit payments; and

(d)           Establishing rules and prescribing any forms necessary or desirable to administer the Agreement.

8.10           Named Fiduciary.  The Company shall be the named fiduciary and plan administrator under the Agreement.  The named fiduciary may delegate to others certain aspects of the management and operation responsibilities of the plan including the employment of advisors and the delegation of ministerial duties to qualified individuals.

ARTICLE 9
SECTION 409A COMPLIANCE

9.1           Notwithstanding anything herein to the contrary, the Company shall make reasonable efforts to administer the Agreement and make benefit payments hereunder in a manner that is not deemed to be contrary to the requirements set forth at Section 409A of the Code and regulations and notices promulgated thereunder such that any payments made would result in the requirement for the recipient of such payments to pay additional interest and taxes to be imposed in accordance with Section 409A(a)(1)(B) of the Code; provided, however, the Company shall not have any responsibility to a Executive or beneficiary(ies) with respect to any tax liabilities that may be applicable to any payments made under the Agreement, whether such tax liabilities are applicable to compliance with Section 409A of the Code or otherwise.

9.2           If any provision of the Agreement shall be determined to be inconsistent with the requirements of Section 409A of the Code, then, the Agreement shall be construed, to the maximum extent possible, to give effect to such provision in a manner consistent with Section 409A of the Code, and if such construction is not possible, as if such provision had never been included.

9.3           Delay of Payment Commencement to Specified Employee.  Notwithstanding any provision in the Agreement to the contrary, if the Executive is a Specified Employee, such Executive's benefit payments shall become first payable to him or her as of the first day of the seventh month next following his or her Termination of Employment, if and only if such payments, if made earlier, would result in the recipient of such payments to pay additional interest and taxes to be imposed in accordance with Section 409A(a)(1)(B) of the Code; provide that such payment delay shall not be required in the event of the death of the Executive.  Therefore, in the event this Section 9.3 is applicable to the Executive, any distribution which would otherwise be paid to the Executive within the first six months following the Termination of Employment shall be accumulated and paid to the Executive in a lump sum on the first day of the seventh month following the Termination of Employment along with any payments applicable to such seventh month.  All subsequent distributions shall be paid in the manner specified.  To the extent that the benefits distribution schedule is modified in accordance with this Section 9.3, the Schedule A Calculations in Exhibit I shall be adjusted as necessary. Notwithstanding anything herein to the contrary, this Section 9.3 shall only be effective if the stock of the Company or a parent corporation is publicly traded as set forth at Section 409A(a)(2)(B)(i) of the Code.

9.4           Distributions Upon Income Inclusion Under Section 409A of the Code.  Upon the inclusion of any amount as taxable income to the Executive as a result of the failure of this non-qualified deferred compensation agreement to comply with the requirements of Section 409A of the Code, to the extent such tax liability can be covered by the then accrued benefit, a distribution shall be made to the Executive as soon as is administratively practicable following the discovery of the plan failure in an amount sufficient for the Executive to pay such tax liability.

9.5           Subsequent Changes to Time and Form of Payment.

The Company may permit a subsequent change to the time and form of benefit distributions.  Any such change must be submitted in writing by the Executive to the Company and shall be considered made only when it becomes irrevocable under the terms of the Agreement. Any change will be considered irrevocable not later than thirty (30) days following acceptance of the change by the Plan administrator, subject to the following rules:

(1)           the subsequent deferral election may not take effect until at least twelve (12) months after the date on which the election is made;

(2)           the payment (except in the case of death, Disability, or unforeseeable emergency) upon which the subsequent deferral election is made is deferred for a period of not less than five (5) years from the date such payment would otherwise have been paid; and

(3)           in the case of a payment made at a specified time, the election to make a change must be made not less than twelve (12) months before the date the payment is scheduled to be paid.

9.6           De Mimimus Lump Sum Payment.  Notwithstanding the foregoing, the Company may, in its sole discretion, commence pay-out of a Executive’s accrued benefit at any time, provided that such pay-out amount shall be in an amount equal to not less than the lump sum value of such accrued benefit determined on the date of such pay-out; provided that such pay-out (1) accompanies the termination of the Executive’s entire interest under the Agreement and all similar arrangements that constitute non-account balance plan under Regulations at Section 1.409A-1(c)(2) applicable to Section 409A of the Code; and (2) the payment is not greater than the applicable dollar amount under Section 402(g)(1)(B) of the Code.

IN WITNESS WHEREOF, the Executive and a duly authorized Company officer have signed this Agreement.

EXECUTIVE:		COMPANY:

TIB BANK

By:
Title

BENEFICIARY DESIGNATION

TIB BANK
SALARY CONTINUATION AGREEMENT

I designate the following as beneficiary of any death benefits under this Salary Continuation Agreement:

Primary:

Contingent:

NOTE:	TO NAME A TRUST AS BENEFICIARY, PLEASE PROVIDE THE NAME OF THE TRUSTEE(S) AND THE EXACT NAME AND DATE OF THE TRUST AGREEMENT.

I understand that I may change these beneficiary designations by filing a new written designation with the Company.  I further understand that the designations will be automatically revoked if the beneficiary predeceases me, or, if I have named my spouse as beneficiary and our marriage is subsequently dissolved.

Signature

Date

Accepted by the Company this ______ day of _________________, 2001.

By

Title

SCHEDULE A CALCULATIONS
TIB BANK CONTINUATION AGREEMENT

BENEFIT LEVEL:  43% of the Benefit Basis as defined in the Agreement.

ACCRUAL BALANCE:  The accrual balance is calculated using the interest or sinking fund method.  The discount rate will be determined periodically to be in conformity with Generally Accepted Accounting Principles (the “Discount Rate”).  The balance is calculated each year, based on the Benefit Basis, in three steps.

1.           Calculate the annual benefit equal to 43% of the Benefit Basis based upon current compensation.  Then, calculate the present value at Normal Retirement Age of the projected annual benefit, paid in equal monthly installments over 15 years, including interest at the Discount Rate.

2.           Calculate the monthly principal contribution amount required  each month to the Normal Retirement Age which, with interest  calculated monthly, will accumulate to the present value  calculated in step 1.

3.           Beginning with the prior year's accrual balance, calculate the balance for the year by adding principal contributions at  the beginning of the each month and interest at the end of each month for the twelve months of the year being  calculated.

VESTING PERCENT:  The vesting percent is one hundred percent (100.0%).

VESTED ACCRUAL BALANCE:  The vested accrual balance is the product of the accrual balance multiplied by the vesting percentage.

EARLY TERMINATION ANNUAL BENEFIT:  The Early Termination Annual Benefit is determined by first increasing the Vested Accrual Balance by the Discount Rate to the normal retirement age, and then calculating a fixed annuity which is payable in 180 equal monthly installments, crediting interest on the unpaid balance of the inflated Vested Accrual Balance at the Discount Rate.

DISABILITY ANNUAL BENEFIT:  The Disability Annual Benefit amount is determined by calculating a fixed annuity which is payable in 180 equal monthly installments, crediting interest on the unpaid balance of the Accrual Balance at the Discount Rate.

TIB BANK

SALARY CONTINUATION PLAN - SCHEDULE A

EARLY TERM.

PLAN	BENEFIT	ACCRUAL	VESTING	VESTED ACCRUAL	EARLY TERMINATION ANNUAL BENEFIT PAYABLE	CHANGE OF CONTROL ANNUAL BENEFIT PAYABLE	DISABILITY ANNUAL BENEFIT PAYABLE
YEAR	LEVEL	BALANCE	SCHEDULE	BALANCE	AT 65	AT 65	IMMEDIATELY